Exhibit 4.9
SUPPLEMENTAL INDENTURE
THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 16, 2026, among the subsidiary guarantors listed on Schedule I hereto (the “Guaranteeing Subsidiaries”), Talen Energy Supply, LLC, a Delaware limited liability company (the “Issuer”), the other Subsidiary Guarantors (as defined in the Indenture, as defined below) and Citibank, N.A., as trustee under the Indenture (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee (i) that certain indenture (the “Original Indenture”), dated as of October 27, 2025, among the Issuer, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,290,000,000 of 6.500% Senior Notes due 2036 (the “Initial Notes”) and, subject to the terms of the Indenture, future issuances of 6.500% Senior Notes due 2036 (each such issuance, the “Additional Notes,” and together with the Initial Notes, the “Notes”) and (ii) the first supplemental indenture to the Original Indenture, among the Issuer, the Subsidiary Guarantors party thereto and the Trustee (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and
WHEREAS, pursuant to Sections 4.06 and Section 9.01 of the Indenture, the Trustee, the Issuer and the Guaranteeing Subsidiaries are authorized and required to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee and the Issuer mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Agreement to be Bound; Guarantee. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, each of the Guaranteeing Subsidiaries shall be deemed a Subsidiary Guarantor for purposes of Article 11 of the Indenture, including, without limitation, Section 11.02 thereof.

3.NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer.
7.Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

TALEN CG HOLDINGS, LLC
By: /s/ Sergio Castro Name: Sergio Castro Title: Vice President and Treasurer

CORNERSTONE GENERATION, LLC
By: /s/ Sergio Castro Name: Sergio Castro Title: Vice President and Treasurer

CORNERSTONE GENERATION MARKETING, LLC
By: /s/ Sergio Castro Name: Sergio Castro Title: Vice President and Treasurer

DARBY POWER, LLC
By: /s/ Sergio Castro Name: Sergio Castro Title: Vice President and Treasurer

LAWRENCEBURG POWER, LLC
By: /s/ Sergio Castro Name: Sergio Castro Title: Vice President and Treasurer

[Signature Page to the 2036 Supplemental Indenture]

WATERFORD POWER, LLC
By: /s/ Sergio Castro Name: Sergio Castro Title: Vice President and Treasurer

[Signature Page to the 2036 Notes Supplemental Indenture]

TALEN ENERGY SUPPLY, LLC
By: /s/ Sergio Castro Name: Sergio Castro Title: Vice President and Treasurer

[Signature Page to the 2036 Notes Supplemental Indenture]

CITIBANK, N.A., as Trustee
By: /s/ Eva White Name: Eva White Title: Senior Trust Officer
[Signature Page to the 2036 Notes Supplemental Indenture]

Schedule I
Guaranteeing Subsidiaries

Talen CG Holdings, LLC
Cornerstone Generation, LLC
Cornerstone Generation Marketing, LLC
Darby Power, LLC
Lawrenceburg Power, LLC
Waterford Power, LLC

SCH-1